Q&A: Q1 FY2004


1. What are the major items affecting the comparability of Q1 FY04 diluted EPS of $0.37 with the Q1 FY03 diluted EPS of $0.43?

     Fiscal 2004 First Quarter EPS                                      $0.37

     Items Included in 2004 First Quarter EPS:
     Tax related benefit                                  $0.12
     Increase in litigation reserve                      ($0.03)
     Expense related to adopting SFAS 143                ($0.02)
                                                         -------
                  Net Impact on Quarter                   $0.07


     Fiscal 2003 First Quarter EPS                                      $0.43

     Items Included in 2003 First Quarter EPS:
     Profits from businesses since divested               $0.04
     Benefit related to adopting SFAS 142                 $0.01
                                                          -----
                  Net Impact on Quarter                   $0.05


2. What were the sales and volume changes for the Packaged Foods segment for the quarter, excluding divested businesses?

     Year-over-year, Packaged Foods sales were down $168 million - that difference is mostly due to divestitures.

     Volume was down 5%, reflecting mix and pricing changes.


3. In terms of sales, what were some of the key categories and major brands that posted growth?

         Frozen Meals:              Banquet, Healthy Choice and Kid Cuisine
         Canned Pasta:              Chef Boyardee
         Tomato Products:           Hunt's
         Whipped Toppings:          Reddi-wip
         Cooking Spray:             PAM
         Dinner Kits:               Banquet Homestyle Bakes
         Liquid Eggs:               Egg Beaters
         Meat Snacks:               Slim Jim and Pemmican
         Chili:                     Wolf
         Oil:                       Wesson
         Dinner Sausage:            Eckrich
         Breakfast Sausage:         Brown 'N Serve

4.   In terms of sales, what were some of the large brands that posted declines?

         Armour
         Blue Bonnet
         Butterball
         Marie Callender's
         Orville Redenbacher's
         Van Camp's


5. How much was total Depreciation and Amortization (all types) for the quarter? Note: These amounts do not contain results for chicken operations, which are now considered discontinued operations.

     Approximately $91 million (vs. $108 million in Q1 2003).

             $90 million of depreciation (vs. $106 million in Q1 2003) $1 million of other amort. (vs. $2 million in Q1 2003)


6. How much were Capital Expenditures during the quarter? Note: These amounts do not contain results for chicken operations*, which are now considered discontinued operations.

     Approximately $78 million (vs. $91 million in Q1 2003).

     * Capital Expenditures for the chicken business were approximately $9 million in the quarter (vs. $6 million in Q1 2003).


7.   What was the net interest expense for the quarter?

     $66 million.


8. What is included in the company's net debt at the end of the quarter (in millions)?

                                                    Q1FY04           Q1FY03
     Total Debt* & Preferred Securities             $6,142           $7,430
     Less: Cash On Hand                             $  681           $   17
                                                   -------         --------
     Total                                          $5,461           $7,413

     * Total debt = short-term debt, long-term debt, and subordinated debt

9.   What was Corporate Expense for the quarter?

     $92 million (vs. $67 million in Q1 2003).


10. What was the main factor driving the increase in Corporate Expense for the quarter?

     The increase largely reflects litigation expense related to a chloine cloride joint venture with DuPont that was sold in 1997. That expense is reported as part of the corporate expense and is not part of the operating segment results.


11.  How much did you pay in dividends during the quarter?

     $131 million.


12. What was the weighted average number of diluted shares outstanding for the quarter?

     531.5 million shares.


13.  What was the approximate effective tax rate for the quarter (rounded)?

     9%


14. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Sales
     Gross Margin = $851/$4,394 = 19.4%

     Operating Margin = Segment Operating Profit** divided by Sales Operating Margin = $373/$4,394 = 8.5%


     * Gross Profit equals Sales - Costs of Goods Sold ($4,394 - $3,543 = $851)

     ** See first quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting.

15.  What was the trade working capital position at quarter end?

     Trade working capital is defined as the net position of Accounts Receivable + Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                   Q1FY04            Q1FY03
     Accounts Receivable                           $1,571            $1,911
     Inventory                                     $3,443            $4,473
     Less: Accounts Payable                        $1,616            $1,537
     Less: Accrued Expenses                        $1,740            $1,691
     Less: Advances on Sales                       $  180            $  180

     Net Position                                  $1,478            $2,976


16. What is the estimate of the effective tax rate for the remaining quarters of fiscal 2004?

     Approximately 38%.


17.  What are projected Capital Expenditures for fiscal 2004?

     $420 million.


18.  What is the expected net interest expense for fiscal 2004?

     Approximately $260 million.


19. You mentioned that you liquidated interest rate swaps recently. How does that alter your short-term earnings outlook?

     o We use swaps as part of a strategy to hedge against interest rate risk.

     o We entered some swaps approximately 2 years ago when, for strategic reasons, we converted some short-term debt to long-term debt.

     o Recently we liquidated those swaps and, as a result, locked in interest rates on some debt instruments.

     o The income statement impact of the benefit of the swaps is a reduction of interest expense, and has already been anticipated in our interest expense estimate of $260 million for fiscal 2004. Thus we have no alteration of our short-term earnings outlook as a result of liquidating the swaps.

     o Accounting for swaps is complex. The benefit of the swaps is recognized over the term of the debt instruments hedged. For this reason, our interest expense in fiscal 2005 through 2008 is expected to continue to reflect the interest rates we have locked in, and will be reflected in our estimates for interest expense as we provide them annually.

20.  The company continues to make changes to its portfolio. Why?

     The company is concentrating its capital in branded and value-added food opportunities. This is part of an ongoing agenda to improve the strength and consistency of earnings by focusing on businesses with higher margin opportunities and lower volatility. Accordingly, the company divested fresh beef and pork, canned seafood, and cheese operations. In addition, the company reached an agreement to sell its chicken business.


21.  When does the company expect to complete the sale of its chicken business?

     In the second quarter of fiscal 2004.


22.  Why has there been a change to historical segment classifications?

     During the quarter, the bulk fertilizer business was moved from the Agricultural Products segment to the Food Ingredients segment because that business fits with and is managed with the company's other basic inputs operations. Therefore, historical results have been changed to reflect this move.

     Overall current and historical diluted EPS does not change as a result of the classification changes.


23. What are the revisions to historical segment results as a result of the classification change that took place this quarter?

     Please see the attached tables - One shows segment information, the other shows entire P/L information.

ConAgra Foods
($USD, in Millions)

------------------------------------------------------------------------------------------------------------------------------------
                                    FY 2002                                                        FY 2003
------------------------------------------------------------------------------------------------------------------------------------
                      Q1 FY02    Q2 FY02    Q3 FY02     Q4 FY02      Total     Q1 FY03    Q2 FY03     Q3 FY03    Q4 FY03   Total

Segment Sales

    Packaged Foods   $2,965.9   $3,310.4    $3,065.7   $3,155.3   $12,497.3   $2,889.0    $3,294.9    $3,009.3   $3,072.9  $12,266.1
    Food Ingredients    576.0      598.6       608.6      551.5     2,334.7      590.7       649.5       605.0      614.3    2,459.5
    Meat Processing   2,115.9    1,976.9     1,740.7    1,899.9     7,733.4    1,962.3       506.4         -          -      2,468.7
    Agricultural      1,409.8      972.6       376.8      318.4     3,077.6    1,111.8     1,022.0       376.9      281.5    2,792.2
      Products
        Total         7,067.6    6,858.5     5,791.8    5,925.1    25,643.0    6,553.8     5,472.8     3,991.2    3,968.7   19,986.5

Segment Operating Profit

    Packaged Foods      317.4      414.8       421.9      436.6     1,590.7      353.1       455.9       415.5      418.0    1,642.5
    Food Ingredients     50.7       55.8        62.6       31.4       200.5       38.6        48.7        31.8       17.0      136.1
    Meat Processing      55.7       67.6        20.7       43.8       187.8       46.2         2.8         0.7       49.7       99.4
    Agricultural         64.5      (10.0)      (60.4)     (31.4)      (37.3)      38.6        31.0       (37.4)      14.8       47.0
      Products
        Total           488.3      528.2       444.8      480.4     1,941.7      476.5       538.4       410.6      499.5    1,925.0

Reconciliation of total operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting

Items excluded from segment operating profit:
  General and           82.3      59.9         65.6       71.5       279.3       67.2      119.8        89.8       133.7       410.5
   corporate expense
  Interest expense,    104.0      99.7         93.9      103.5       401.1       83.5       69.8        63.9        59.1       276.3
   net
  Equity method          8.2       6.5          3.5        9.0        27.2        7.8        6.8        11.4        11.9        37.9
   investment earnings
  Goodwill Amortization 27.2      27.8         26.4       26.7       108.1         -          -           -           -          -
                       -------------------------------------------------------------------------------------------------------------

Income from continuing
 operations before     283.0   $ 347.3      $ 262.4    $ 287.7    $ 1,180.4   $ 333.6    $ 355.6     $ 268.3     $ 318.6   $ 1,276.1
 income tax and cumulative----------------------------------------------------------------------------------------------------------
 effect of changes in accounting


Segment operating profit excludes general corporate expense, equity method investment earnings, goodwill and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

                       Income Statement for FY02 and FY03
                                  (in millions)

                         Q1 FY02   Q2 FY02   Q3 FY02   Q4 FY02  Total FY 02    Q1 FY03   Q2 FY03   Q3 FY03   Q4 FY03   Total FY 03
-----------------------------------------------------------------------------------------------------------------------------------
Net sales               $7,067.6  $6,858.5  $5,791.8  $5,925.1  $ 25,643.0    $6,553.8  $5,472.8  $3,991.2  $3,968.7    $ 19,986.5
                        -----------------------------------------------------------------------------------------------------------
Costs and expenses
  Costs of goods sold    6,052.0   5,789.4   4,853.4   4,970.8    21,665.6     5,575.2   4,416.0   3,104.6   3,067.8      16,163.6
  SG&A expenses            636.8     628.6     585.6     572.1     2,423.1       569.3     638.2     565.8     535.1       2,308.4
  Interest expenses, net   104.0      99.7      93.9     103.5       401.1        83.5      69.8      63.9      59.1         276.3
                        ----------------------------------------------------------------------------------------------------------
                         6,792.8   6,517.7   5,532.9   5,646.4    24,489.8     6,228.0   5,124.0   3,734.3   3,662.0      18,748.3
Equity method investment     8.2       6.5       3.5       9.0        27.2         7.8       6.8      11.4      11.9          37.9
earnings                ----------------------------------------------------------------------------------------------------------
Income from continuing
 operations before
 income taxes and cumulative
 effect of changes in      283.0     347.3     262.4     287.7     1,180.4       333.6     355.6     268.3     318.6       1,276.1
 accounting

Income taxes               106.9     130.8      99.3     108.3       445.3       123.0     128.6      90.9      93.5         436.0
                        -----------------------------------------------------------------------------------------------------------
Income from continuing     176.1     216.5     163.1     179.4       735.1       210.6     227.0     177.4     225.1         840.1
  operations before
  cumulative effect of
  changes in accounting

Income (loss) from          14.3      15.1       7.7      12.8        49.9        13.1       8.8     (16.4)    (74.7)        (69.2)
  discontinued operations

Income before cumulative
  effect of changes in     190.4     231.6     170.8     192.2       785.0       223.7     235.8     161.0     150.4       770.9
  accounting
Cumulative effect of        (2.0)      -         -         -          (2.0)        3.9       -         -         -             3.9
  changes in accounting      ------------------------------------------------------------------------------------------------------

Net income               $ 188.4   $ 231.6   $ 170.8   $ 192.2     $ 783.0     $ 227.6   $ 235.8   $ 161.0   $ 150.4       $ 774.8
-----------------------------------------------------------------------------------------------------------------------------------